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                                                                   EXHIBIT 12
                             BellSouth Telecommunications
                        Computation Of Earnings To Fixed Charges
                                (Dollars In Millions)

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
                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994       1993
                                                                   ---------  ---------  ---------  ---------  ---------
1. Earnings
(a) Income from continuing operations before deductions for taxes
  and interest...................................................  $   4,229  $   3,727  $   2,808  $   3,606  $   2,034
                                                                   ---------  ---------  ---------  ---------  ---------
(b) Portion of rental expense representative of interest
  factor.........................................................         45         60         62         80         80
                                                                   ---------  ---------  ---------  ---------  ---------
TOTAL............................................................  $   4,274  $   3,787  $   2,870  $   3,686  $   2,114
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

2. Fixed Charges

(a) Interest.....................................................  $     550  $     569  $     594  $     569  $     586

(b) Portion of rental expense representative of interest
  factor.........................................................         45         60         62         80         80
                                                                   ---------  ---------  ---------  ---------  ---------
TOTAL............................................................  $     595  $     629  $     656  $     649  $     666
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Ratio (1 divided by 2)...........................................       7.18       6.02       4.38       5.68       3.17
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
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